Exhibit 10.4

Execution Version

FIRST AMENDMENT

TO

SEARCH SERVICES AGREEMENT

This First Amendment to the Search Services Agreement (“First Amendment”) is entered into by and between AOL LLC, (“AOL”) a Delaware limited liability company, with its principal place of business at 22000 AOL Way, Dulles, VA 20166, and CNN Interactive Group, Inc. (“CNN”), a Delaware corporation with offices at One CNN Center, Atlanta, GA 30303, effective as of April 30, 2008 (the “First Amendment Effective Date”).

INTRODUCTION

The Parties hereto wish to amend the Search Services Agreement entered into by and between the AOL and CNN on or about September 1, 2007 (the “Existing Agreement”) to, inter alia, remove the obligation of AOL to pay CNN the Minimum Revenue Guarantee (as defined in the Existing Agreement) and, instead, have AOL pay CNN a share of Net Revenue on a monthly basis. Together, the Existing Agreement and the First Amendment shall be referred to collectively as the “Agreement”. Capitalized terms not defined in this First Amendment shall have the meanings set forth in the Existing Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Existing Agreement as follows:

1.	Section 3.4 (titled, “Quarterly Performance Reviews”) of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

“3.4 Quarterly Performance Reviews. The Parties will meet at least quarterly to discuss financial performance of the Sponsored Links and/or Web Offers Links and ways to optimize performance.”

2.	Section 5.1 (titled, “Minimum Revenue Guarantee”) and Section 5.2 (titled, “Performance Revenue”) of the Existing Agreement are hereby deleted in their entirety and replaced with the following:

“5.1. Revenue Share. Effective May 1, 2008, AOL shall pay CNN eighty-five percent (85%) of the Net Revenue recognized by AOL (the “Revenue Share”). As used herein, “Net Revenue” shall equal revenue recognized by AOL from the Third Party Provider or Advertisers, as applicable, for the Advertising Results delivered to CNN during the Term. AOL shall pay CNN the Revenue Share, as described in this Section 5.1, on a monthly basis within thirty (30) days following the end of each applicable calendar month in which such amounts were recognized. In addition, within thirty (30) days following the end of April 2008, AOL will pay to CNN an amount equal to: (a) eighty-five percent (85%) of the Net Revenue recognized by AOL during the calendar months of September 1, 2007 through April 30, 2008 less (b) the portion of the Minimum Revenue Guarantee (as defined in Section 5.2 of the Existing Agreement) paid to CNN during the period September 1, 2007 through April 30, 2008.”

“5.2. Intentionally Blank.”

3.	The following phrase from the first sentence of Section 5.5(e) of the Existing Agreement is hereby deleted: “and upon AOL’s payment of the Threshold Revenue Share”.

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Execution Version

4.	Section 6.1 (titled, “Term”) of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement will commence on the Effective Date and shall expire at 11:59 p.m. (EST) on December 31, 2009, unless terminated earlier as provided for in this Agreement (the “Term”).

5.	Section 6.2 (titled, “Make Good Term”) of the Existing Agreement is hereby deleted in its entirety.

6.	Section 6.6 (titled, “Suspension of Services”) is hereby deleted and replaced with the following:

“Suspension of Services. In the event that the Web Service and/or the Sponsored Advertising Service is suspended by the Third Party Provider and not generally available to AOL, AOL shall have the right to suspend CNN’s use of such services, as applicable, until they are again made generally available to AOL. If the Web Service and/or the Sponsored Advertising Service is suspended by the Third Party Provider and not generally available to AOL beyond sixty (60) days, either Party may terminate this Agreement upon written notice to the other Party. In addition, if AOL suspends the Web Service and/or the Sponsored Advertising Service pursuant to this Section, AOL shall continue to pay to CNN a pro-rated amount of the average monthly Revenue Share paid to CNN during the preceding three (3) months for such time period, provided, however, that if either Party terminates this Agreement pursuant to this Section 6.6, AOL shall only be obligated to pay CNN a pro-rated amount of the Revenue Share paid to CNN during the preceding month through the effective date of such termination.”

7.	Section 6.7 (titled, “Termination of IMA and/or Web Search Agreement”) of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

“6.7. Termination of IMA and/or Web Search Agreement. In the event that during the Term either the IMA or the Web Search Agreement is terminated (by either AOL or the Third Party Provider), AOL may terminate this Agreement upon sixty (60) days prior written notice, provided that: (a) CNN shall be entitled to retain all amounts previously paid and amounts due and owing through the effective date of such termination; and (b) in the event AOL is unable to provide the Web Service and/or the Sponsored Advertising Service during such sixty (60) day period, AOL shall continue to pay to CNN a pro-rated amount of the Revenue Share paid to CNN during the preceding month through the effective date of such termination. If, however, AOL is able to offer a replacement search provider, which is acceptable to CNN (as determined in CNN’s sole discretion), within sixty (60) days after giving notice to terminate this Agreement pursuant to this Section 6.7, then (i) AOL shall continue pay CNN the Revenue Share for the Term of this Agreement, and (ii) CNN will use commercially reasonable efforts to transition into using the paid and organic search services of the agreed upon replacement search provider.”

8.	Section 6.9 (titled, “Effect of Termination”) of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

“6.9. Effect of Termination. In the event of a termination of the Agreement on any date prior to the expiration of the Term (“Early Termination”), but without limiting the Parties’ other respective rights and remedies under this Agreement or at law, AOL shall pay to CNN the Revenue Share generated during the Term (and not yet paid) within thirty (30) days following the end of the month in which the termination became effective.”

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Execution Version

9.	The definition of “Make Good Term” set forth in Exhibit A of the Existing Agreement is hereby deleted in its entirety.

10.	The definition of “Minimum Revenue Guarantee” set forth in Exhibit A of the Existing Agreement is hereby deleted in its entirety.

11.	The definition of “Threshold Revenue Share” set forth in Exhibit A of the Existing Agreement is hereby deleted in its entirety.

12.	Except as expressly modified by this First Amendment, all terms and conditions, and provisions of the Existing Agreement shall continue in full force and effect.

13.	Order of Precedence. In the event of conflict between the terms and conditions of the Existing Agreement and the terms and conditions of this First Amendment, the terms and conditions of this First Amendment will control.

14.	Entire Agreement. The Existing Agreement, together with any exhibits, and schedules attached thereto and referenced therein, all as modified by this First Amendment, constitutes the entire and exclusive agreement between the Parties with respect to the subject matter thereof.

15.	Counterparts; Facsimile. This First Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This First Amendment may be executed by signatures transmitted by facsimile.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to the Search Services Agreement to be signed by their duly authorized representatives and delivered as of the dates set forth below.

AOL LLC		CNN INTERACTIVE GROUP, INC.

By:	/s/ John Kannapell	By:	/s/ Susan Grant
Name:	John Kannapell	Name:	Susan Grant
Title:	SVP, AOL Search	Title:	EVP
Date:	5/11/08	Date:	5/7/08

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